EXHIBIT 99.1

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

         The statements in this filing that are not descriptions of historical facts may be forward-looking statements. Those statements involve substantial risks and uncertainties. You can identify those statements by the fact that they contain words such as "anticipate", "believe", "estimate", "expect", "intend", "project" or other terms of similar meaning. Those statements reflect management's current beliefs, but are based on numerous assumptions, which we cannot control and that may not develop as we expect. Consequently, actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially are: uncertainty of financial estimates and projections, the competitive environment for Internet telephony, our limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and the risks, uncertainties and other matters discussed under "CAUTION" and elsewhere in our Annual Report on Form 10-KSB for the year ended August 31, 2006 and in other periodic reports filed with the U.S. Securities and Exchange Commission.

         All references to "we," "our," "us," "Oncologix" or the "Company" refer to Oncologix Tech Inc., and its predecessors and subsidiaries, including Oncologix Corporation.

CRITICAL ACCOUNTING POLICIES

         "Management's Discussion and Analysis or Plan of Operation" ("MD&A") discusses our consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, valuation allowances for accounts receivable, research and development costs, deferred income taxes and the carrying value of long-lived assets. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. The result of these estimates and judgments form the basis for making conclusions about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; changes in these estimates as a result of future events may have a material effect on the Company's financial condition. The SEC suggests that all registrants list their most "critical accounting policies" in MD&A. A critical accounting policy is one which is both important to the portrayal of the Company's financial condition and results of operations and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Management believes the following critical accounting policies affect its more significant judgments and estimates in the preparation of its consolidated financial statements: The carrying value of long-lived assets and reserves related to accounts receivable, deferred income taxes, pending or threatening litigation and the allocation of assets acquired and liabilities assumed in the acquisition of JDA.

GENERAL DISCUSSION

Medical Device Business

         On July 26, 2006, we entered into the medical device business, which is in the pre-clinical testing phase. We anticipate a total expenditure of approximately $22,000,000 over the next three year period for the activities we believe will be necessary to enable us to develop and market our proposed Oncosphere product to the public. These expenditures are expected to include approximately $4,000,000 through feasibility approval, an additional $1,000,000 to pivotal approval and an additional $17,000,000 to commercialization. Since we anticipate no funds from operations, we will be required to raise all necessary funds from equity investors or lenders. The form and availability of the financing will depend on capital markets and industry conditions at the time. There is, of course, no assurance that funding will be available as required, or on terms acceptable to us.

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Telephone Business

         As previously discussed herein we disposed of our telephone business during the second quarter of fiscal 2007. The historical operations of the telephone business have accordingly been reported as discontinued operations within the accompanying financial statements for all periods presented.

PLAN OF OPERATION

         Through our wholly owned subsidiary, Oncologix Corporation, based in Atlanta Georgia, we are engaged in research and product development in the field of liver cancer. We are developing a brachytherapy (radiation therapy) device being developed for the advanced medical treatment of soft tissue cancers called the Oncosphere System. This is based on a radioactive micro-particle designed to deliver therapeutic radiation directly to a tumor site by introducing the micro-particles into the artery that feeds the tumor tissue.

         In effecting the change in our business described above, we have become a development stage entity and substantially all of our efforts are now directed towards the funding of our medical device business.

Satisfaction of our cash obligations for the next 12 months.

         Our operating losses to date have been covered by equity and debt financing obtained from private investors, including certain present members of our Board of Directors. We never achieved positive cash flow or profitability in our telephone business because we did not generate a volume of business sufficient to cover our overhead costs and have, as described above, discontinued it and sold most of its assets. On July 26, 2006, we acquired the assets of a development stage medical device company and are now in the process of continuing product development and obtaining government approval for the use of our medical device. This change in business line will require substantial additional funding to support the development and approval of this new device.

         As of May 31, 2007, under our current plan of operation, we will be required to raise a net amount of at least $2,850,000 (minimal cash requirement) to continue in operation for the next 12 months, without regard to repaying any short-term convertible or non-convertible notes payable. The additional funding will allow us to complete the Development Phases of our Oncosphere System and take us through a Feasibility Study. Consequently, we will be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing. The financing could have a negative impact on our financial condition and our shareholders.

Summary of any product research and development that we will perform for the term of our plan of operation.

         Our medical device business is in the development stage. Our present activities consist of conducting the studies and tests necessary to obtain data in support of an application to the FDA for authorization (an "IDE") to conduct a clinical study of the Oncosphere feasibility clinical study of the Oncosphere. To do so, we must first conduct a number of engineering and animal clinical studies and evaluations to collect information to support our IDE application to the FDA. This effort is now expected to be completed in the third quarter of fiscal 2008. We expect the $4,000,000 we have agreed to commit to this effort will be sufficient, but we cannot be certain that costs will not exceed this amount. An additional $1,000,000 will be required to achieve the pivotal clinical trial approval.

         Based on the previous experience of Oncologix management in the development of radiation medical devices and in obtaining FDA and radiation regulatory approvals, we believe that we have or can readily obtain all of the resources necessary to complete the required studies and evaluations. We have contracts with outside contractors to perform various tasks and studies. While the required expertise is highly specialized, it is available from a number of sources and no difficulty is expected in identifying a number of qualified contractors. We have secured contracts with key contractors to provide test materials in sufficient quantities and acceptable quality levels to complete the testing requirements. Suppliers of the materials used in the manufacture of the radioactive microspheres have been identified and are able to provide materials in sufficient quantities to support ongoing development activities. We anticipate no difficulties in finding alternative sources of supply should that become necessary or advisable.

         The work necessary to support an application to the FDA for an IDE is generally divided into the three phases described in the following paragraphs.

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         Development. This phase involves the definition of the design and the feasibility of manufacturing the product. It will be complete when

         (A) A microsphere specification and design have been defined that meet the user requirements as defined in the Product Requirements Document;

         (B) It has been demonstrated that lots can be manufactured at pilot plant scale (i.e. in quantities large enough to support an animal study and a pivotal clinical study); and

         (C) A preliminary manufacturing plan, based on reasonable assumptions, has been completed based on data that support a commercially acceptable cost basis for commercial quantities.

         Pre-Clinical Testing. In this phase, animal experimentation is conducted to generate test results to verify the design against its "product
(user) requirements" and to identify the hazards of its use in a risk analysis. This testing is required by the FDA standards and European Standards governing the initiation of a clinical trial for medical devices and is a necessary part of good engineering development and safety. These results must be included in the submission to the FDA requesting IDE submission to the FDA. The trial design and final specifications are planned to be based on discussions with and preliminary advice from the FDA.

         The animal study will be the last pre-clinical test performed before the submission of the request for an IDE to the FDA. The purpose of the animal study will be to:

         (A) Confirm that radiation effects from the microspheres result in the expected local effect in the liver, without adversely affecting other tissues or organs;

         (B) Document and describe any acute and chronic adverse events;

         (C) Document and describe the feasibility of the delivery of microspheres to the liver without "spilling over" or "drifting" to other places in the body where their effect would be harmful. This study is done by examining each organ of an animal that has been used to test the product; and

         (D) Document and describe any potential liver toxicity.

         This phase will conclude with the completion of a report of an animal study that meets industry and scientific standards to support the submission of an IDE to the FDA requesting approval for a "pivotal clinical trial". Efforts to complete this phase are currently underway. Completion of this phase is expected to occur by the third quarter of fiscal 2008.

         Clinical Approval. In this phase, the IDE submission is prepared and submitted to the FDA, and an approval to initiate a human clinical study is granted. The IDE can be compiled and submitted when the design verification activities are completed in the Pre-Clinical Testing Phase. The FDA has usually responded to IDE submissions within 30 days with an approval, conditional approval, or disapproval. An approval or conditional approval would allow us to begin the treatment of patients in a human clinical study.

         We have revised our original clinical study plan to include a feasibility clinical study prior to the initiation of a "pivotal clinical trial". The feasibility clinical study will be limited to 10-20 patients at 2-4 clinical centers to evaluate the safety of the Oncosphere product. Upon completion of the enrollment of this limited number of patients and subsequent follow-up, we plan to submit an additional IDE requesting the initiation of a "pivotal clinical trial" to the FDA. This Phase will be completed when the FDA issues a letter granting approval or conditional approval for a Pivotal Clinical Trial. Management estimates that this will occur in the third quarter of fiscal 2008. Such a letter will constitute FDA consent to treat a group of patients on an experimental basis and if successful in that effort, we will then be able to request FDA approval to market the Oncosphere to all patients with specified diseases under a PMA.

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         Our other activities during that time are expected to include participation by Dr. Andrew S. Kennedy, a member of our Board of Directors and Chief Science and Medical Officer, in scientific presentations and papers informing the medical community of the benefits of microarterial brachytherapy in general and in training physicians in its application. As progress is made, we will begin to develop manufacturing and marketing plans for the Oncosphere and will plan to obtain financing for the necessary personnel, facilities and other requirements for the conduct of a commercial business.

         The headquarters for our medical device business, are located in approximately 2,000 square feet of leased office space at 3725 Lawrenceville-Suwannee Road, Suwanee, Georgia, 30024. The lease requires a monthly rent of $1,372 and expires on July 31, 2008. In addition, we occupy approximately 150 square feet of office space in North Carolina for use by Dr. Kennedy under a lease that expires on July 31, 2007 and requires a monthly rent of $1,050. Our corporate headquarters are located in approximately 1,000 square feet of leased office space at 2850 Thornhills Ave., Grand Rapids, MI 49546. This lease requires monthly rent of $1,465 and expires October 31, 2007.

Expected purchase or sale of plant and significant equipment.

         We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time, other than laboratory equipment that is necessary to produce the product that will be used in pre-clinical testing and the human clinical studies. We will continue to use contracted laboratory and manufacturing facilities through the remainder of the pre-clinical testing phase.

Significant changes in the number of employees.

         We currently employ seven full time employees, our Chief Financial Officer, who is located at our corporate headquarters in Michigan, four who are employed by our subsidiary in Georgia, including its President, Chief Operating Officer, Project Director, Director of Radiation Operations and Radiation Safety, our Chief Scientific and Medical Officer who is located in Cary, North Carolina, and our Chief Executive Officer, who is located in Scottsdale, Arizona. We anticipate hiring five new employees as we complete the Pre-Clinical Testing Phase and approach the commencement of the pivotal clinical trials of our Oncosphere System.

Results of Operations

     General and Administrative Expense

         Our General and Administrative expenses decreased to approximately $468,000 during fiscal 2006 from approximately $520,000 during fiscal 2005, a decrease of approximately $52,000 or 10%. The decline from fiscal 2005 to fiscal 2006 is due to lower marketing/consulting fees of approximately $98,000 or 19%; reduced insurance expense of approximately $23,000 or 4%; and reduced legal fees of approximately $25,000 or 5%. Offsetting those reductions was an increase in executive compensation of approximately $41,000 or 8%; an increase in travel and meal expenses of approximately $13,000 or 3%; an increase in accounting fees of approximately $32,000 or 6%; and an increase in outside services and other general and administrative expense of approximately $8,000 or 1%.

         General and administrative expense from the period of inception (acquisition of JDA on July 26, 2006) to August 31, 2006 was approximagely $183,000 primarily consistng of executive payroll, legal, accounting, travel and consulting expenses.

     Research and Development Expense

         Research and development expense was approximately $5,334,000 for fiscal 2006 and for the period from inception (acquisition of JDA on July 26, 2006) to August 31, 2006 and nil for fiscal 2005. Research and development expense relates to our medical device business, which was acquired during July 2006. Of the $5,334,000 research and development expense noted above, approximately $5,266,000 was derived from the value of our stock issued in consideration of our acquisition of JDA for acquired in-process research and development.

     Depreciation and Amortization

         The increase in depreciation and amortization from fiscal 2005 to fiscal 2006 and from the period from inception (acquisition of JDA on July 26, 2006) to August 31, 2006 was the result of assets being purchased for our new medical device segment.

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     Interest Income

         Interest income increased by more than 100% from fiscal 2005 to fiscal 2006 because of higher invested balances during fiscal 2006. Interest income for the period from inception (acquisition of JDA on July 26, 2006) to August 31, 2006 was de minimis.

     Interest and Finance Charges

         A summary of interest and finance charges is as follows:

                                                                                                                Period From
                                                                                                                 Inception
                                                                                                               (Acquisition
                                                                                                                 of JDA) to
                                                                                                                  August 31,
                                                                             2006                 2005              2006
                                                                             ----                 ----              ----
Interest expense on non-convertible notes                                 $     3,836          $    10,975       $     2,105
Interest expense on convertible notes payable                                  27,409                4,371             6,459
Amortization of discounts relative to beneficial conversion feature            19,018               18,920             3,448
Other interest expense                                                          2,978                   98             2,999
                                                                          -----------          -----------       -----------
     Total                                                                $    53,241          $    34,364       $    15,011
                                                                          ===========          ===========       ===========

         We had outstanding convertible notes payable during both fiscal 2006 and fiscal 2005. A discount to those notes was recorded due to the beneficial conversion terms inherent to these convertible notes. The amortization of these discounts is recorded as interest and finance charge expense over the life of the notes. See Note 9 of Notes to Consolidated Financial Statements included elsewhere in this Report. Cash paid for interest and finance charges decreased by approximately 20% from fiscal 2005 to fiscal 2006 because of decreased interest relating to the financing of directors and officers insurance. The overall 53% increase in interest expense resulted from increases in the balances of outstanding convertible notes payable.

     Income Taxes

         At August 31, 2006, the Company had federal net operating loss carryforwards totaling approximately $31,400,000 and state net operating loss carryforwards of approximately $18,900,000. The federal net operating loss carryforwards expire in various amounts beginning in 2006 and ending in 2026. Due to our history of incurring losses from operations, we have provided a valuation allowance for our net operating loss carryforwards.

     Discontinued Operations

         Loss from discontinued operations increased to $243,680 for the fiscal year ended August 31, 2006, compared to $242,854 for fiscal 2005, a decrease of less than 1%, or $826 from the comparable period in the prior-year. Operating results of our telephone business are summarized as follows:

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                                                                                    Period From
                                                                                     Inception
                                                       For the Years Ended          (Acquisition
                                                            August 31,                of JDA) to
                                                  -----------------------------       August 31,
                                                      2006             2005             2006
                                                  ------------     ------------     ------------
     Revenue.................................     $  1,174,073     $  1,546,302     $     77,860
     Cost of Revenue.........................          720,403          975,805           49,313
                                                  ------------     ------------     ------------
         Gross margin........................          453,670          570,497           28,547
     General and administration expenses.....          557,777          626,194           93,092
     Depreciation and amortization...........          134,055          176,940           11,156
     Other perating expenses.................            5,518           10,217            3,482
                                                  ------------     ------------     ------------
         Loss from discontinued operations...     $   (243,680)    $   (242,854)    $    (79,183)
                                                  ============     ============     ============


         Revenue from discontinued operations decreased during the fiscal years ended August 31, 2006 and 2005, primarily as a direct result of a decrease in minutes used by customers on our network and a shift of call volumes to less expensive routes. Cost of revenue decreased during the fiscal years ended August 31, 2006 and 2005, primarily as a direct result of a decrease in minutes used by customers on our network and a shift of call volumes to less expensive routes resulting in an improved margin. Cost of revenue included payments to wholesale carriers.

         The decreases above were the reasoning behind the disposal of the telephone business segment.

     Pending Accounting Pronouncements

         In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. We do not expect the adoption of SFAS No. 157 to have a material effect on our financial condition or results of operation.

         In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an Amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. We do not expect the adoption of this statement to have a material effect on our financial condition or results of operations.

         In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140." This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value

                                       6
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(with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. We do not expect the adoption of this statement to have a material effect on our financial condition or results of operations.

         Statement of Accounting Standards No. 154 "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" was issued in May 2005, effective for fiscal years beginning after December 15, 2005. We will comply with the provisions of SFAS 154 for any accounting changes or error corrections that may occur in fiscal year 2007 and thereafter.

         In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004) "Share-Based Payment". SFAS 123R requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in its financial statements. SFAS 123R will be effective for the Company at the beginning of fiscal 2007. The Company is in the final stage of evaluating the impact that the adoption of SFAS 123R will have on our financial statements. In the Notes to Financial Statements we have added disclosure related to using the fair value method to evaluate stock-based employee compensation.

         In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material effect on our financial condition, and we are currently evaluating the impact, if any, the adoption of FIN 48 will have on our disclosure requirements.

          On September 13, 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for the first fiscal year ending after November 15, 2006, which will be our fiscal year 2007. The adoption of this statement is not expected to have a material impact on our financial condition or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

         Our operating losses to date have been covered by equity and debt financing obtained from private investors, including certain present members of our Board of Directors.

         We never achieved positive cash flow or profitability in our telephone business because we did not generate a volume of business sufficient to cover our overhead costs. Our financial statements contain explanatory language related to our ability to continue as a going concern and our auditors have qualified their opinion on our financial statements reflecting uncertainty as to our ability to continue in business as a going concern.

         On July 26, 2006, we acquired the assets of a development stage medical device company and are now in the process of continuing product development and obtaining government approval for the use of our device. This change in business line will require additional funding to support the development and approval of our this new device. We estimate that we will need approximately $22,000,000 to take our medical device to commercialization.

         In fiscal 2006, we raised approximately $1,263,000 in proceeds from the sale of debt and equity securities and the exercise of stock options, (compared with approximately $471,000 in fiscal 2005), primarily through the following transactions:

         On September 26, 2005, we temporarily reduced the exercise price on our publicly traded warrants which were issued in connection with the Unit offering issued in fiscal 2003. The original exercise price of these warrants was $0.30 For the period from September 26, 2005 through October 14, 2005, the exercise price on these warrants was reduced to $0.22. During this time period, 930,400 warrants were exercised and 930,400 shares of common stock were thereupon issued to the warrant holders. The exercise of these warrants resulted in gross proceeds to the Company of approximately $205,000.

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         On February 17, 2006, 5,000 warrants were exercised at an exercise price of $0.30. The exercise of these warrants resulted in gross proceeds to the Company of $1,000.

         Effective March 31, 2006, warrants underlying the March 2003 Unit offering expired. Accordingly, from March 9, 2006 to March 31, 2006, in exchange for $0.30 per Unit, the Company's Board of Directors offered Unit holders the right to exercise the underlying warrants, for their original exercise price of $0.30 per warrant, and exchange the Unit certificate for one share of common stock and a new modified unit ("Modified Unit"). Each Modified Unit consists of the following underlying securities: (a) three shares of the Company's common stock; and (b) one share of Series A Convertible Preferred Stock, par value $.001 per share. Each share of Series A Convertible Preferred Stock is convertible into two shares of the Company's common stock in exchange for $0.10 per common share ($.20 for each Series A Convertible Preferred share converted). As of March 9, 2006, there were 443,162 Units outstanding from the March 2003 Unit offering. During this period, Unit holders elected to exercise 239,550 underlying warrants and exchange 239,550 Units for Modified Units, resulting in proceeds to the Company of approximately $72,000.

         Effective March 31, 2006, warrants previously underlying a March 2003 Unit offering expired. Our Company's Board of Directors authorized the separating of the Units into their component securities twice, once in July 2004 and then again in February 2005. As of March 9, 2006, there were 1,186,825 warrants outstanding from previously separated Units. Between March 9, 2006 and March 31, 2006, warrant holders elected to exercise 730,349 underlying warrants for proceeds of approximately $219,000.

         On March 13, 2006, the Company issued a Convertible Subordinated Promissory Note in the principal amount of $350,000 to an accredited investor. The note is payable at the end of fourteen months following the date of issue, accrues interest at the rate of 8% and is convertible into the Company's common stock at a conversion price of $1.00 per common share. In further consideration of the loan, the Company issued a two-year warrant for the purchase of 200,000 shares of its common stock at an exercise price of $0.35 per share. The Company recognized a discount on this Convertible Subordinated Promissory Note of $47,379 related to the fair value of the warrants issued in connection with the note. During fiscal 2006, $19,018 was expensed as interest and finance charges, as a result of amortization of the note discount. The note was subsequently extended to July 15, 2007. Accrued interest in the amount of $32,679 was converted into 130,718 shares of common stock at a rate of $0.25 per share.

         On July 7, 2006, the Company issued, Convertible Promissory Notes in the principal amounts of $145,000 and $55,000 respectively to two accredited investors. The notes are payable at the end of 90 days following the date of issue, accrue interest at the rate of 10% per annum and are convertible into the Company's common stock at a conversion price of $0.30 per common share. The closing price of the Company's common stock on July 7, 2006 was $0.31 per share. As of August 31, 2006, the unpaid principal and accrued interest balance on these note was $203,123. On October 4, 2006, this note was extended until December 4, 2006.

         On July 7, 2006, the Company issued to Anthony Silverman, a member of our Board of Directors, a Convertible Promissory Note in the principal amount of $200,000. The note is payable at the end of 90 days following the date of issue, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.30 per common share. The closing price of the Company's common stock on July 7, 2006 was $0.31 per share. As of August 31, 2006, the unpaid principal and accrued interest balance on this note is $203,123. On October 4, 2006, this note was extended until December 4, 2006.

         During the fiscal 2006, 78,000 employee stock options were exercised. 25,000 of these options were exercised at an exercise price of $0.165 per shares and 53,000 were exercised at an exercise price of $0.23 per share. The exercise of these options resulted in proceeds to the Company of approximately $16,000.

         Additionally, subsequent to fiscal 2006, we raised additional funds through the following transactions:

         On September 7, 2006, the Company entered into a 60-day promissory note with Stanley Schloz, a member of the Company's Board of Directors, for bridge financing in the amount of $200,000. This note bears interest at a rate of 10% and is due in full, including accrued interest on November 6, 2006. On November 6, 2006, Mr. Schloz agreed to extend this note until November 30, 2006, then subsequently until December 15, 2006. We anticipate this note will be further extended.

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         On September 7, 2006, the Company entered into a 60-day promissory note with Anthony Silverman, a member of the Company's Board of Directors, for bridge financing in the amount of $50,000. This note bears interest at a rate of 10% and is due in full, including accrued interest on November 6, 2006. On November 6, 2006, Mr. Silverman agreed to extend this note until November 30, 2006, then subsequently until December 15, 2006. We anticipate this note will be further extended.

         On September 30, 2006, the Company entered into a note purchase agreement and convertible promissory note with Anthony Silverman, a member of the Company's Board of Directors, for financing in the amount of $175,000. The note is payable on January 31, 2007, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On September 30, 2006, the Company entered into a note purchase agreement and convertible promissory note with an accredited investor for financing in the amount of $100,000. The note is payable on January 31, 2007, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On October 1, 2006, the Company issued a note to finance $20,756 of directors and officer's insurance premiums. The note bears interest at a rate of 10.50% per annum and is due in nine monthly installments of $2,408, including principal and interest, beginning on November 1, 2006.

         On October 25, 2006, the Company entered into note purchase agreements and convertible promissory notes with three accredited investors for financing in the amount of $125,000. These notes are payable on March 15, 2007, accrue interest at the rate of 10% per annum and are convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On October 26, 2006, the Company entered into note purchase agreements and convertible promissory notes with two accredited investors for financing in the amount of $125,000. These notes are payable on March 15, 2007, accrue interest at the rate of 10% per annum and are convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On November 2, 2006, the Company entered into a note purchase agreement and convertible promissory note with an accredited investor for financing in the amount of $200,000. This note is payable on March 15, 2007, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.20 per common share.

         We agreed, in our Merger Agreement with JDA, and separately with the University of Maryland to provide $4,000,000 to fund the operations of Oncologix through the Development Phases (which are described above in this Report). This amount has been or will be advanced in installments as follows:

         o    $350,000 was advanced prior to the Merger, in March 2006

         o    $400,000 was advanced upon the Closing of the Merger.

         o $1,250,000 to be advanced in five payments of $250,000 each at the end of each of the five successive months commencing with August 2006, and

         o    $2,000,000 to be advanced at the end of January 2007.

         The $350,000 and $400,000 advances as well as the monthly payments for August, September and October (a total of $1,500,000) were made out of funds borrowed for the purpose by the Company. As agreed with the other parties to the Merger Agreement, we have delayed the November payment until December 2006.

         We are presently seeking to raise $2,300,000 from "accredited investors" in a private offering of Units, each consisting of a two-year interest-bearing promissory note ("Note"), convertible after one year into shares of our common stock at a conversion price of $0.30 per share, and a warrant to purchase shares of common stock in an amount equal to one-half the number of shares issuable upon the conversion of the Note included in the same Unit. The exercise price under the warrants is $0.50 per share.

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         If we succeed in raising $2,300,000, we plan to continue to seek an additional $2,700,000 in investor financing. Such a continued offering may be made under different terms; may consist of other forms of security (for example, we may offer common stock only) and any conversion or issue price for shares of common stock may be higher than $0.30.

         We believe that if we are successful in raising a total of $5,000,000, the proceeds will be sufficient to meet operating expenses, including those of Oncologix, for a period of twelve months.

         If we are unable to obtain additional financing, our operations in the short term will be materially affected and we may not be able to remain in business. These circumstances raise substantial doubt as to the ability of the Company to continue as a going concern. Neither the information provided, nor the FINANCIAL STATEMENTS included as elsewhere in this Report include any adjustments that may be necessary as a result of this uncertainty.

CODE OF ETHICS

         The company has adopted and attached an exhibit of this Report its Code of Ethics consistent with disclosure required (2) by section 406 of the Sarbanes-Oxley Act of 2002.

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